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Exhibit 6(d)

UNANIMOUS WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS OF
FIRST VARIABLE LIFE INSURANCE COMPANY

        The undersigned, being all of the members of the Board of Directors of First Variable Life Insurance Company, an Arkansas company (the "Company"), do hereby authorize and approve the corporate actions set forth below as if unanimously adopted by resolution at a special meeting of the Board of Directors of the Company, duly called and held on the date set forth below:

  WHEREAS, The Board deems it in the best interest of First Variable Life Insurance Company (herein the "Company") to merge with and into its immediate parent, Protective Life Insurance Company ("Protective Life");

  RESOLVED THEREFORE, That the transaction in principle between the Company and Protective Life under which the Company will merge with and into Protective Life, with Protective Life as the surviving corporation is hereby confirmed and approved; and

  RESOLVED FURTHER, That the Agreement and Plan of Merger (herein the "Plan") in the form attached hereto as Exhibit A, between the Company and Protective Life, whereby the Company will merge with and into Protective Life effective January 1, 2004, such that Protective Life will be the surviving corporation possessing all of the rights and obligations of the Company and the Company will cease to exist, is hereby adopted and approved; and

  RESOLVED FURTHER, That the appropriate officers of the Company be, and each of them is, authorized and empowered to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Company and under its corporate seal or otherwise, as in their judgment may be necessary or advisable in order to carry out the intent and purposes of the above resolutions; and

  RESOLVED FURTHER, That any and all actions and things heretofore taken or done by any officer or agent of the Company in the name of the Company, in furtherance of the transaction authorized and approved pursuant to these resolutions, is hereby ratified, affirmed and approved.

  RESOLVED FURTHER, That the Plan be submitted to a vote of the sole shareholder of the Company.

        IN WITNESS WHEREOF, this Unanimous Written Consent has been signed by the undersigned members of the Board of Directors of the Company as of the 17th day of February, 2003, and is to be

placed with the minutes of proceedings of the Company and the above resolutions are to be as fully effective as if enacted at a special meeting of the Board of Directors duly called and held.

Richard J. Bielen	Deborah J. Long
R. Stephen Briggs	Jim E. Massengale
J. William Hamer, Jr.	Allen Walker Ritchie
John D. Johns	Wayne E. Stuenkel
T. Davis Keyes	Carolyn King

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UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS OF FIRST VARIABLE LIFE INSURANCE COMPANY